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                                 EXHIBIT 16(d)


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                                                                           12 Month
           Global Value Fund Class D                                    Average Annual         12 Month
       December 31, 1996 to December 31, 1997                            Total Return        Total Return*
--------------------------------------------------                     ---------------      --------------
Initial Investment                                                   $        1,000.00      $     1,000.00

Divided by Initial Maximum Offering Price                                        10.69
                                                                       ---------------

Divided by Initial Net Asset Value                                                                   10.13
                                                                                            --------------

Equals Shares Purchased                                                         93.534              98.717

Plus Shares Acquired through Dividend Reinvestment                               4.145               4.379
                                                                     -----------------      --------------

Equals Shares held at Ending Period Date                                        97.679             103.096

Multiplied by Net Asset Value at Ending Period Date                              12.00               12.00
                                                                     -----------------      --------------

Equals Ending Redeemable Value (ERV) at Period End Date                       1,172.15            1,237.15

Divide ERV by $1000 (P)                                                         1.1721              1.2371

Subtract 1                                                                      0.1721              0.2371
                                                                     -----------------      --------------

Expressed as a Percentage-Equals the
  Aggregate Total Return for the Period                                          17.21%
                                                                       ===============

Expressed as a Percentage-Equals the
  Aggregate Total Return for the Period                                                              23.71%
                                                                                          ================

Divide ERV by $1000 (P)                                                        1.1721

Raise to the power of                                                          5.3204

Equals                                                                         2.3282

Subtract 1                                                                     1.3282

Expressed as a Percentage-Equals the
  Average Annualized Total Return for the Period                               132.82%
                                                                       ==============

*  Does NOT include sales charge for the period.

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